Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Elbit Vision Systems Ltd. of our report dated March 21, 2004, relating to consolidated financial statements of Elbit Vision Systems Ltd. and subsidiaries, which appears in the Elbit Vision Systems Ltd. Report on Form 6-K dated April 1, 2004.

/s/ KESSELMAN & KESSELMAN

Haifa, Israel
April 1, 2004